Exhibit 99.1

Capricor Therapeutics Reports Second Quarter 2017 Financial

Results and Provides Corporate Update

Announced Statistically-Significant Improvements in Skeletal and Cardiac Muscle Function in

Patients Treated with CAP-1002 in the HOPE-Duchenne Trial

Plans to Commence Clinical Trial of I.V. CAP-1002 in Duchenne Muscular Dystrophy in the

Fourth Quarter

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET

LOS ANGELES, August 10, 2017 – Capricor Therapeutics, Inc. (NASDAQ: CAPR) today announced its financial results for the second quarter ended June 30, 2017 and provided an update on its business.

“In April, we reported positive interim results from our ongoing HOPE-Duchenne clinical trial which have ignited the interest of patients, advocates and thought leaders who constitute the greater Duchenne muscular dystrophy community. These results are particularly notable given the patients’ advanced disease as approximately 70% of trial participants were wheelchair-dependent at entry,” said Linda Marbán, Ph.D., president and CEO of Capricor. “A key finding in HOPE-Duchenne was that, as compared to usual care controls, patients treated with CAP-1002 demonstrated improvement in skeletal muscle function according to the Performance of the Upper Limb (PUL) test, a validated instrument.”

“Having now obtained clarity from the U.S. Food and Drug Administration (FDA) on a development plan that could potentially support a Biologics License Application (BLA) for CAP-1002, we are preparing to conduct our next clinical trial in DMD, which will evaluate the ability of intravenous CAP-1002 to improve skeletal muscle function as measured by the PUL. We expect this to commence in the fourth quarter of this year, subject to regulatory approval.”

“We also continue to advance our exosomes technology, with CAP-2003 expected to enter the clinic next year for the treatment of hypoplastic left heart syndrome (HLHS), a life-threatening congenital cardiac malformation,” added Dr. Marbán.

Second Quarter 2017 and Recent Highlights

CAP-1002 for Duchenne Muscular Dystrophy

•	Reported positive six-month data from the Phase I/II HOPE-Duchenne clinical trial of intracoronary CAP-1002 in boys and young men with DMD, in which patients treated with CAP-1002 demonstrated statistically-significant (p<0.05) improvement compared to usual care controls in certain measures of cardiac and upper limb function.

•	Announced the FDA’s willingness to accept the Performance of the Upper Limb (PUL) as the basis for the primary efficacy endpoint for clinical studies intended to support a Biologics License Application (BLA) for CAP-1002 in the DMD indication.

•	Announced that CAP-1002 had been granted Rare Pediatric Disease Designation by the FDA.

•	Formed an Advisory Board of internationally-recognized thought leaders in DMD.

CAP-1002 for Adult Heart Conditions

•	Announced that a pre-specified administrative interim analysis of the Phase II ALLSTAR clinical trial of intracoronary CAP-1002 in patients who had experienced a large myocardial infarction demonstrated a low probability (futility) of achieving a statistically-significant difference in the 12 month primary efficacy endpoint of percent change from baseline infarct size as a percentage of left ventricular mass, measured by cardiac magnetic resonance imaging (MRI).

Corporate

•	Announced that Capricor would focus its clinical efforts on the development of CAP-1002 for the treatment of DMD, and completed a workforce restructuring as part of this initiative.

•	Announced the retention of full rights to CAP-1002 following the decision by Janssen Biotech, Inc., to not exercise its license option.

•	Closed on approximately $3.7 million in gross proceeds from a private placement of common stock, which included participation from certain of the Company’s directors.

Anticipated Events and Milestones

•	To commence a randomized, double-blind, placebo-controlled, clinical trial of intravenous, repeat-dose CAP-1002 in the fourth quarter of 2017, subject to regulatory approval.

•	To present six-month results from the Phase I/II HOPE-Duchenne clinical trial of intracoronary CAP-1002 at a medical conference in the fourth quarter of 2017.

•	To report top-line 12-month results from the HOPE-Duchenne Trial in the fourth quarter of 2017.

•	To present six-month results from the ALLSTAR Trial of intracoronary CAP-1002 at a medical conference in the fourth quarter of 2017.

•	To submit an Investigational New Drug application (IND) for CAP-2003 (cardiosphere-derived cell exosomes) in 2018.

Second Quarter Financial Results

The Company reported a net loss of approximately $3.5 million, or $0.16 per share, for the second quarter of 2017, compared to a net loss of approximately $4.7 million, or $0.26 per share, for the second quarter of 2016.

As of June 30, 2017, the Company's cash, cash equivalents and marketable securities totaled approximately $12.3 million compared to approximately $16.2 million on December 31, 2016. Capricor believes that its current financial resources should be sufficient to fund its operations and meet its financial obligations through the second quarter of 2018 based on the Company’s current projections.

Conference Call and Webcast

The Company will host a conference call at 4:30 p.m. ET today. To participate, please dial (866) 868-1282 (domestic) or (847) 413-2405 (international) and reference the access code 7522998. Slides to accompany the call may be viewed via the webcast link at http://wsw.com/webcast/cc/capr3.

Access to the live webcast as well as the link to the replay of the call can be found at http://capricor.com/news/events/. The webcast will be archived for approximately 30 days.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company developing first-in-class biological therapies. Capricor's lead candidate, CAP-1002, is a cell-based candidate currently in clinical development for the treatment of Duchenne muscular dystrophy. Capricor is also exploring the potential of CAP-2003, a cell-free, exosome-based candidate, to treat a variety of disorders. For more information, visit www.capricor.com.

The ALLSTAR and HOPE-Duchenne clinical trials are funded in part by the California Institute for Regenerative Medicine.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, expectations with respect to the expected use of proceeds from the recently completed offerings and the anticipated effects of the offerings, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business is set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 16, 2017, and in its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on September 28, 2015, together with prospectus supplements thereto, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the Securities and Exchange Commission on May 15, 2017. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 is an Investigational New Drug and is not approved for any indications. Capricor's exosomes technology, including CAP-2003, has not yet been approved for clinical investigation.

CAPRICOR THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

INCOME
Collaboration income	$683,592	$911,458	$1,367,186	$1,822,916
Grant income	312,870	218,361	510,083	521,992

TOTAL INCOME	996,462	1,129,819	1,877,269	2,344,908

OPERATING EXPENSES
Research and development	3,128,182	4,307,948	6,385,331	8,649,067
General and administrative	1,246,942	1,434,259	2,436,181	2,518,955

TOTAL OPERATING EXPENSES	4,375,124	5,742,207	8,821,512	11,168,022

LOSS FROM OPERATIONS	(3,378,662)	(4,612,388)	(6,944,243)	(8,823,114)

OTHER INCOME (EXPENSE)
Investment income	12,052	427	16,334	10,937
Interest expense	(105,527)	(76,887)	(210,847)	(143,011)

TOTAL OTHER INCOME (EXPENSE)	(93,475)	(76,460)	(194,513)	(132,074)

NET LOSS	(3,472,137)	(4,688,848)	(7,138,756)	(8,955,188)

OTHER COMPREHENSIVE GAIN (LOSS)
Net unrealized gain (loss) on marketable securities	(2,394)	1,551	3,793	(4,607)

COMPREHENSIVE LOSS	$(3,474,531)	$(4,687,297)	$(7,134,963)	$(8,959,795)

Net loss per share, basic and diluted	$(0.16)	$(0.26)	$(0.33)	$(0.52)

Weighted average number of shares,
basic and diluted	22,135,198	17,952,323	21,769,142	17,244,912

CAPRICOR THERAPEUTICS, INC.

SUMMARY BALANCE SHEETS

	June 30, 2017 (unaudited)	December 31, 2016
Cash, cash equivalents and marketable securities	$12,259,417	$16,194,888
Total assets	$14,218,267	$18,747,355

Total deferred revenue	-	1,367,186
Total liabilities	$20,804,643	$22,750,509

Total stockholders' equity (deficit) - 22,595,310 and 21,399,019 common shares
issued and outstanding at June 30, 2017 and December 31, 2016, respectively	(6,586,376)	(4,003,154)
Total liabilities and stockholders' equity	$14,218,267	$18,747,355

For more information, please contact:

AJ Bergmann, Vice President of Finance
+1-310-358-3200
abergmann@capricor.com